SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2008

TAMALPAIS BANCORP
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

630 Las Gallinas Avenue, San Rafael California		94903
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (415) 526-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.01 – Entry Into Material Definitive Agreement

Item 1.01   Entry Into Material Definitive Agreement

           On July 2, 2008, Tamalpais Bank, a subsidiary of Tamalpais Bancorp, entered into a lease for its eighth Marin County branch, located at 999 Grant Avenue in Novato, California. The lease is contingent upon regulatory approval and the City of Novato approving the lessors plans to construct the building.

           The monthly rental amount will be $11,020 and the period of the lease is ten years with options to extend the term of the lease for four additional terms of five years each. The landlord is Catlin Fuller II and there is no material relationship between Tamalpais Bank, or any of its affiliates, and the landlord.

Item 9.01 – Financial Statements and Exhibits

(a)   Not applicable

(b)   Not applicable

(c)   Exhibits.      Exhibit 99.1 is included with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2008	TAMALPAIS BANCORP

/s/ KARRY K. BRYAN

Karry K. Bryan, Chief Accounting Officer
(Principal Accounting Officer)